Exhibit 4.5

SECOND AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

AND WARRANTS

This Second Amendment (this “Amendment”) to Securities Purchase Agreement and Warrants is entered into and dated February 24, 2003, to be effective as of August 12, 2002, among EarthShell Corporation, a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company and the Purchasers are parties to that certain Securities Purchase Agreement dated as of August 12, 2002, as amended by the Amendment (the “Prior Amendment”) to Securities Purchase Agreement and Warrants dated January 8, 2003, to be effective as of August 12, 2002 (such agreement, as amended, the “Agreement”), pursuant to which the Company issued and sold to the Purchasers, and the Purchasers purchased from the Company, certain securities of the Company pursuant to the terms set forth therein;

WHEREAS, pursuant to the Agreement the Company issued to the Purchasers the Warrants (as defined in the Agreement, as amended pursuant to the Prior Amendment and as may have been subsequently exchanged for replacement Warrants, the “Warrants”); and

WHEREAS, the Company and the Purchasers desire to amend the Agreement and each of the Warrants as set forth herein;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree to amend the Agreement and each of the Warrants as follows:

1.             Sections 4.3(f) and 4.3(g) of the Agreement are hereby amended and restated in their entirety as follows:

(f)            Notwithstanding anything to the contrary in any of the Transaction Documents, (i) the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents upon conversion of the Debentures at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals (A) 27,429,883 minus (B) the greater of (1) 4,285,714 and (2) the aggregate number of shares of Common Stock issuable upon exercise of the Warrants (such number, the “Maximum Conversion Shares”) and (ii) the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents upon exercise of the Warrants equals 27,429,883 minus the aggregate number of shares of Common Stock which have been issued upon conversion of the Debentures as of the date of such exercise (such number, the “Maximum Warrant Shares” and together with the Maximum Conversion Shares, the “Issuable Maximum”), unless the Company obtains shareholder approval in accordance with the rules and regulations of the applicable Trading Market.  If, at the time any Purchaser requests an exercise of any Warrant, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Maximum Warrant Shares (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Purchaser requesting such exercise or conversion a number of Underlying Shares of Common Stock not exceeding such Purchaser’s pro-rata portion of the Maximum Warrant Shares (based on such Purchaser’s share (vis-à-vis other Purchasers) of the aggregate purchase price paid hereunder and considering any Underlying Shares previously issued to such Purchaser), and the remainder of the Underlying Shares issuable in connection with such exercise (if any) shall constitute “Excess Shares” pursuant to Section 4.3(g) below.  If, at the time any Purchaser requests a conversion of any Debenture, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Maximum Conversion Shares (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Purchaser requesting such conversion a number of Underlying Shares of Common Stock not exceeding such Purchaser’s pro-rata portion of the Maximum Conversion Shares (based on such Purchaser’s share (vis-à-vis other Purchasers) of the aggregate purchase price paid hereunder and considering any Underlying Shares previously issued to such Purchaser), and the remainder of the Underlying Shares issuable in connection with such conversion (if any) shall constitute “Excess Shares” pursuant to Section 4.3(g) below.

(g)           Any Purchaser whose receipt of Excess Shares upon exercise or conversion of Securities is restricted based on the number of Remaining Authorized Shares, the Maximum Warrant Shares or the Maximum Conversion Shares shall have the option, by notice to the Company, to require the Company to use commercially reasonable efforts to obtain the required shareholder approval necessary to permit the issuance of such Excess Shares as soon as is possible, but in any event not later than the 90th day after such notice.  No shares of Common Stock that were issued pursuant to the Transaction Documents may be entitled to vote to approve the issuance of such Excess Shares.  If the exercising or converting Purchaser elects to require the Company to seek shareholder approval as described above and the Company fails to obtain the required shareholder approval on or prior to the 90th day after such notice, then (i) the number of shares issuable upon exercise of the Warrants shall be that Purchaser’s pro-rata portion of the Maximum Warrant Shares (based on such Purchaser’s share of the aggregate purchase price paid hereunder and considering any Underlying Shares previously issued to such Purchaser), and (ii) the number of shares issuable upon conversion of the Debentures shall be that Purchaser’s pro-rata portion of the Maximum Conversion Shares (based on such Purchaser’s share of the aggregate purchase price paid hereunder and considering any Underlying Shares previously issued to such Purchaser), and (iii) the exercising or converting Purchaser will continue to hold the unexercised or unconverted portion, as the case may be, of the Warrant or Debenture held by such Purchaser, and in no event will any additional shares of Common Stock be issued upon any future exercise or conversion, as the case may be, thereof.

2.             Sections 15(b) and 15(c) of each of the Warrants are hereby amended and restated as follows:

(b)           Notwithstanding anything to the contrary contained herein, (i) the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents upon conversion of the Debentures at an effective purchase price less than the Closing Price on the Trading Day immediately preceding the Closing Date equals (A) 27,429,883 minus (B) the greater of (1) 4,285,714 and (2) the aggregate number of shares of Common Stock issuable upon exercise of the Warrants (such number, the “Maximum Conversion Shares”)  shares and (ii) the maximum number of shares of Common Stock that the Company may issue pursuant to the Transaction Documents upon exercise of the Warrants equals 27,429,883 minus the aggregate number of shares of Common Stock which have been issued upon conversion of the Debentures as of the date of such exercise (such number, the “Maximum Warrant Shares” and together with the Maximum Conversion Shares, the “Issuable Maximum”), unless the Company obtains shareholder approval in accordance with the rules and regulations of the applicable Trading Market.  If, at the time any Holder requests an exercise of any Warrant, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Maximum Warrant Shares (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Holder requesting such exercise or conversion a number of Underlying Shares of Common Stock not exceeding such Holder’s pro-rata portion of the Maximum Warrant Shares (based on such Holder’s share (vis-à-vis other Holders) of the aggregate purchase price paid under the Purchase Agreement and considering any Underlying Shares previously issued to such Holder), and the remainder of the Underlying Shares issuable in connection with such exercise (if any) shall constitute “Excess Shares” pursuant to Section 15(c) below.  If, at the time any Holder requests a conversion of any Debenture, the Actual Minimum (excluding any shares issued or issuable at an effective purchase price in excess of the Closing Price on the Trading Day immediately preceding the Closing Date) exceeds the Maximum Conversion Shares (and if the Company has not previously obtained the required shareholder approval), then the Company shall issue to the Holder requesting such conversion a number of Underlying Shares of Common Stock not exceeding such Holder’s pro-rata portion of the Maximum Conversion Shares (based on such Holder’s share (vis-à-vis other Holders) of the aggregate purchase price paid hereunder and considering any Underlying Shares previously issued to such Holder), and the remainder of the Underlying Shares issuable in connection with such conversion (if any) shall constitute “Excess Shares” pursuant to Section 15(c) below.  For the purposes hereof, “Actual Minimum” shall mean, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise in full of all Warrants, ignoring any limits on the number of shares of Common Stock that may be owned by a Holder at any one time.

(c)           Any Holder whose receipt of Excess Shares upon exercise or conversion of Securities is restricted based on the number of Remaining Authorized Shares, the Maximum Warrant Shares or the Maximum Conversion Shares shall have the option, by notice to the Company, to require the Company to use commercially reasonable efforts to obtain the required shareholder approval necessary to permit the issuance of such Excess Shares as soon as is possible, but in any event not later than the 90th day after such notice.  No shares of Common Stock that were issued pursuant to the Transaction Documents may be entitled to vote to approve the issuance of such Excess Shares.  If the exercising or converting Holder elects to require the Company to seek shareholder approval as described above and the Company fails to obtain the required shareholder approval on or prior to the 90th day after such notice, then (i) the number of shares issuable upon exercise of the Warrants shall be that Holder’s pro-rata portion of the Maximum Warrant Shares (based on such Holder’s share of the aggregate purchase price paid hereunder and considering any Underlying Shares previously issued to such Holder), and (ii) the number of shares issuable upon conversion of the Debentures shall be that Holder’s pro-rata portion of the Maximum Conversion Shares (based on such Holder’s share of the aggregate purchase price paid hereunder and considering any Underlying Shares previously issued to such Holder), and (iii) the exercising or converting Holder will continue to hold the unexercised or unconverted portion, as the case may be, of the Warrant or Debenture held by such Holder, and in no event will any additional shares of Common Stock be issued upon any future exercise or conversion, as the case may be, thereof.

3.             Section 4(a) of each of the Warrants is hereby amended and restated as follows:

“(a)         This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date; provided, however, that the Expiration Date shall be extended for each day (i) the Registration Statement is not effective, (ii) the Company fails to have a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Warrant Shares upon exercise of the Warrant, or (iii) the Company seeks the shareholder vote contemplated by Section 15(c); provided, however, that in the event the shareholder vote contemplated by Section 15(c) is not obtained, the Expiration Date (as extended pursuant to this Section 4(a)) shall be extended by an additional two (2) years.  At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.”

4.             None of the Purchasers has transferred any interest in the Warrant issued to it under the Agreement.

5.             The Agreement and each of the Warrants, as amended by this Amendment, shall continue to be and shall remain in full force and effect in accordance with their respective terms.

6.             This Amendment may be executed by facsimile in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Securities Purchase Agreement and Warrants to be duly executed by their respective authorized signatories as of the date first indicated above.

EARTHSHELL CORPORATION

By:
Name:
Title:

BEACON EQUITIES, INC.

By:
Name:
Title:

CLEVELAND OVERSEAS LIMITED

By:
Name:
Title:

CRANSHIRE CAPITAL, L.P.

By:
Name:
Title: